Exhibit 4.1

PRICING INSTRUMENT

WHEREAS, the parties named herein desire to enter into certain Program Documents (as defined herein) contained herein, each such document (unless otherwise specified in such document) dated as of the date of the Pricing Supplement (attached to this Pricing Instrument as Exhibit C) (the “Pricing Supplement”), relating to the issuance by Genworth Global Funding Trust 2006-F (the “Trust”) of extendible Notes to investors under the secured medium-term notes program sponsored by Genworth Life and Annuity Insurance Company (“GLAIC”);

WHEREAS, the Trust is a trust and will be organized under and its activities will be governed by the provisions of the Trust Agreement (set forth in Section A of this Pricing Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section E herein;

WHEREAS, certain expense and indemnification arrangements between GLAIC and The Bank of New York as prior trustee (the “Prior Trustee”), on behalf of itself and on behalf of the Trust, are governed pursuant to the provisions of the Expense and Indemnity Agreement dated as of December 7, 2005, by and between GLAIC and the Prior Trustee;

WHEREAS, certain expense and indemnification arrangements between GLAIC and U.S. Bank National Association as successor trustee (the “Successor Trustee”), on behalf of itself and on behalf of the Trust, are governed pursuant to the provisions of the Expense and Indemnity Agreement dated as of October 1, 2006, by and between GLAIC and the Successor Trustee;

WHEREAS, certain licensing arrangements between the Trust and Genworth Financial, Inc. will be governed pursuant to the provisions of the License Agreement dated as of October 28, 2005, by and between the Trust and Genworth Financial, Inc.;

WHEREAS, certain custodial arrangements for the Funding Agreement will be governed pursuant to the provisions of the Custodial Agreement (the “Custodial Agreement”) dated as of December 7, 2005 by and among SunTrust Bank, acting as custodian (the “Custodian”), the Indenture Trustee and the Trust;

WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section B of this Pricing Instrument), dated as of the Original Issue Date, by and between the parties thereto indicated in Section E herein;

WHEREAS, the sale of the Notes will be governed by the Terms Agreement (set forth in Section C of this Pricing Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein; and

WHEREAS, certain agreements relating to the Notes and the Funding Agreement are set forth in the Coordination Agreement (set forth in Section D of this Pricing Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein.

All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture.

1

SECTION A

TRUST AGREEMENT

This TRUST AGREEMENT (this “Trust Agreement”), dated as of the date of the Pricing Supplement, is entered into by and between GSS Holdings II, Inc., a Delaware corporation, as trust beneficial owner (the “Trust Beneficial Owner”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Trust Beneficial Owner and the Trustee desire to authorize the issuance of a Trust Beneficial Interest and a series of Notes in connection with the entry into this Trust Agreement;

WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trustee and the Trust Beneficial Owner, enforceable in accordance with its terms, have been done;

WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture, the Distribution Agreement and the related Terms Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Terms, dated as of December 8, 2005, and attached to the Pricing Instrument as Exhibit A (the “Standard Trust Terms”).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Trust Terms (the Standard Trust Terms and this Trust Agreement, collectively, the “Trust Agreement”). To the extent that the terms set forth in Article 2 of this Trust Agreement are inconsistent with the terms of the Standard Trust Terms, the terms set forth in Article 2 herein shall apply.

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ARTICLE 2

Section 2.01 Name. The Trust created and governed by this Trust Agreement shall be the trust specified in the Pricing Instrument. The name of the Trust shall be the name specified in the first paragraph of the Pricing Instrument, as such name may be modified from time to time by the Trustee following written notice to the Trust Beneficial Owner.

Section 2.02 Jurisdiction. The Trust is hereby organized in, and formed under and pursuant to, the laws of the jurisdiction specified in the Pricing Supplement.

Section 2.03 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid or has caused to be paid to, or to an account at the direction of, the Trustee, on the date hereof, the sum of $15 (or, in the case of Notes issued with original issue discount, such amount multiplied by the issue price of the Notes as specified in the Pricing Supplement). The Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the series of Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register (as defined in the Trust Agreement) by the Trust Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

Section 2.04 Acknowledgment. The Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in the Standard Trust Terms incorporated herein by reference.

Section 2.05 Additional Terms.

None.

Section 2.06 Pricing Instrument; Execution and Incorporation of Terms.

The parties hereto will enter into the Trust Agreement by executing the Pricing Instrument.

By executing the Pricing Instrument, the Trustee and the Trust Beneficial Owner hereby agree that the Trust Agreement will constitute a legal, valid and binding agreement between the Trustee and the Trust Beneficial Owner.

All terms relating to the Trust or the series of Notes not otherwise included herein will be as specified in the Pricing Instrument or Pricing Supplement, as indicated herein.

Section 2.07 Governing Law. This Trust Agreement will be governed by, and construed in accordance with, the laws of the jurisdiction specified in the Pricing Supplement.

Section 2.08 Counterparts. The Trust Agreement, through the Pricing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION B

INDENTURE

This INDENTURE (this “Indenture”) is entered into as of the Original Issue Date by and between the Genworth Global Funding Trust specified in the Pricing Instrument (the “Trust”) and The Bank of New York Trust Company, National Association, as indenture trustee (the “Indenture Trustee”).

The Bank of New York Trust Company, National Association, in its capacity as Indenture Trustee, hereby accepts its role as Registrar, Paying Agent, Transfer Agent and Calculation Agent hereunder.

References herein to “Indenture Trustee,” “Registrar,” “Transfer Agent,” “Paying Agent” or “Calculation Agent” shall include the permitted successors and assigns of any such entity from time to time.

W I T N E S S E T H:

WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of Notes;

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, dated as of December 8, 2005, and attached to the Pricing Instrument as Exhibit B (the “Standard Indenture Terms”).

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by each of the parties hereto as follows:

ARTICLE 1

Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the “Indenture”). To the extent that the terms set forth in Article 2 of this Indenture are inconsistent with the terms of the Standard Indenture Terms, the terms set forth in Article 2 herein shall apply.

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ARTICLE 2

Section 2.01 Agreement to be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth in the Indenture, with respect to all matters contemplated in the Indenture, including, without limitation, those relating to the issuance of the below-referenced Notes.

Section 2.02 Designation of the Trust, the Notes and the Funding Agreement. The Trust created by the Trust Agreement specified in the Pricing Instrument and referred to herein is the Genworth Global Funding Trust specified in the Pricing Instrument. The Notes issued by the Trust and governed by the Indenture shall be the Notes specified in the Pricing Supplement. The Funding Agreement designated hereby is the Funding Agreement designated in the Pricing Supplement, effective as of the Original Issue Date, between the Trust and Genworth Life and Annuity Insurance Company.

Section 2.03 Additional Terms. For purposes of this Indenture, the first sentence of Section 2.04(c) of the Standard Indenture Terms is hereby amended and restated as follows: “In connection with the redemption by the Trust of the Notes under Section 2.04(a), upon receipt by the Trust of notice of redemption of all or a portion of the Funding Agreement from GLAIC, which notice from GLAIC shall be given at such time as shall enable the Trust to provide the Indenture Trustee with the notice contemplated by Section 2.04(f) and shall specify the redemption date for the Notes, the Trust will promptly give written notice of such redemption to the Indenture Trustee and the Indenture Trustee will give written notice to the Holders in accordance with Section 1.06 upon not less than five (5) Business Days prior to the date set for such redemption.”

Section 2.04 Pricing Instrument; Execution and Incorporation of Terms. The parties hereto will enter into this Indenture by executing the Pricing Instrument.

By executing the Pricing Instrument, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust hereby agree that the Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust.

All terms relating to the Trust or the Notes not otherwise included herein will be as specified in the Pricing Instrument or Pricing Supplement, as indicated herein.

Section 2.05 Counterparts. This Indenture, through the Pricing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

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SECTION C

TERMS AGREEMENT

This TERMS AGREEMENT (this “Terms Agreement”) is entered into as of the date of the Pricing Supplement by and among Genworth Life and Annuity Insurance Company (“GLAIC”), the Genworth Global Funding Trust specified in the Pricing Instrument (the “Trust”) and the Agents specified in the Pricing Supplement (the “Agents”).

W I T N E S S E T H:

WHEREAS, GLAIC and the Agents have entered into that certain Distribution Agreement dated December 9, 2005 (the “Distribution Agreement”).

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the parties hereby agrees as follows:

ARTICLE 1

Section 1.01 Incorporation by Reference. The provisions of the Distribution Agreement and the related definitions (unless otherwise specified herein) are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

ARTICLE 2

Section 2.01 Addition of Trust as Party to Distribution Agreement.

Pursuant to Section 1 of the Distribution Agreement, each of the undersigned parties hereby acknowledges and agrees that the Trust, upon execution hereof by the Trust and the other parties to this Terms Agreement, shall become a Trust for purposes of the Distribution Agreement in accordance with the terms thereof, in respect of the Notes, with all the authority, rights, powers, duties and obligations of a Trust under the Distribution Agreement. The Trust confirms that any agreement, covenant, acknowledgment, representation or warranty under the Distribution Agreement applicable to the Trust is made by the Trust at the date hereof, unless another time or times are specified in the Distribution Agreement, in which case such agreement, covenant, acknowledgment, representation or warranty shall be deemed to be confirmed by the Trust at such specified time or times.

All references to Section 9 (Indemnification) of the Distribution Agreement to “solely with respect to the applicable Agent(s) or Co-Agent(s)” will include all of such Agent’s or Co-Agent’s directors and officers and each person, if any, who controls such Agent or Co-Agent within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended. All references in the Distribution Agreement to the “Registration Statement”, the “Institutional Base Prospectus”, the “Retail Base Prospectus”, any “preliminary prospectus”, the “Time of Sale Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated by reference therein.

Section 2.02 Purchase of Notes as Principal.

(a) Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust hereby agrees to sell to each Agent and each Agent hereby agrees to purchase, severally and not jointly, the Notes having the terms specified in the Pricing Supplement relating to such Notes.

(b) In connection with any purchase of Notes from the Trust by the Agent(s) as principal, the parties agree that the items specified on Schedule I of the Pricing Instrument will be delivered as of the Settlement Date.

Section 2.03 Termination. Upon the termination of this Terms Agreement pursuant to Section 13(b) of the Distribution Agreement the undersigned parties hereby agree to allocate the expenses reasonably incurred prior to or in connection with such termination as follows:

The expenses will be borne by GLAIC.

Section 2.04 Applicable Time. For purposes of the Distribution Agreement, the Applicable Time shall be 3:49 pm EST, October 2, 2006.

Section 2.05 Governing Law. This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 2.06 Notices. For purposes of Section 14 of the Distribution Agreement, the Trust’s communications details are as set forth in Section D of the Pricing Instrument.

Section 2.07 Additional Terms. Each Agent, severally and not jointly, represents, warrants and covenants with or to (as the case may be) the Trust and the Company that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Notes, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof.

Section 2.08 Pricing Instrument; Execution and Incorporation of Terms.

The parties hereto will enter into this Terms Agreement by executing the Pricing Instrument.

By executing the Pricing Instrument, each party hereto agrees that this Terms Agreement will constitute a legal, valid and binding agreement by and among such parties.

All terms relating to the Trust or the Notes not otherwise included in this Terms Agreement will be as specified in the Pricing Instrument or Pricing Supplement, as indicated herein.

Section 2.09 Counterparts. This Terms Agreement, through the Pricing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

EXHIBIT A

Free Writing Prospectus (attached)

SECTION D

COORDINATION AGREEMENT

This COORDINATION AGREEMENT (this “Coordination Agreement”), dated as of the date of the Pricing Supplement, is entered into by and among Genworth Life and Annuity Insurance Company (“GLAIC”), the Genworth Global Funding Trust specified in the Pricing Instrument (the “Trust”), SunTrust Bank, in its capacity as custodian of the Funding Agreement (the “Custodian”) and JPMorgan Chase Bank, N.A., as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H

WHEREAS, the Trust will enter into the Funding Agreement with GLAIC, effective as of the Original Issue Date specified in the Pricing Supplement;

WHEREAS, the Agent(s) (as defined in the Distribution Agreement) will sell the Notes in accordance with the Registration Statement;

WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture, to collaterally assign to, and grant a security interest in, the Funding Agreement to and in favor of the Indenture Trustee in accordance with the Indenture to secure payment of the Notes; and

WHEREAS, the Custodian will hold the Funding Agreement on behalf of the Indenture Trustee pursuant to the terms of the Custodial Agreement.

NOW, THEREFORE, to give effect to the agreements and arrangements established under the Terms Agreement included in the Pricing Instrument, as applicable, the Trust Agreement, the Indenture and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

Section 1.01 Delivery of the Funding Agreement. The Trust hereby authorizes the Custodian, on behalf of the Indenture Trustee, to receive the Funding Agreement from GLAIC pursuant to the assignment of the Funding Agreement (the “Assignment”), to be entered into on the Original Issue Date, included in the closing instrument dated as of the Original Issue Date (the “Closing Instrument”).

Section 1.02 Issuance and Purchase of the Notes.

(a) Delivery of the Funding Agreement to the Custodian, on behalf of the Indenture Trustee, pursuant to the Assignment or execution of the cross-receipt contained in the Closing Instrument shall be confirmation of payment by the Trust for the Funding Agreement.

(b) The Trust hereby directs the Indenture Trustee, upon receipt of the Funding Agreement by the Custodian, on behalf of the Indenture Trustee and pursuant to the Assignment,

(i) to authenticate the certificates representing the Notes (the “Certificates”) in accordance with the Indenture and (ii) to (A) deliver each relevant Certificate to the clearing system or systems identified in each such Certificate, or to the nominee of such clearing system, or the custodian thereof, for credit to such accounts as the Agent(s) may direct, or (B) deliver each relevant Certificate to the purchasers thereof as identified by the Agent(s).

ARTICLE 2

Section 2.01 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

Section 2.02 Maturity of the Funding Agreement. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes and Trust Beneficial Interest when due.

ARTICLE 3

Section 3.01 Officer’s Certificates. GLAIC hereby agrees to deliver an Officer’s Certificate, a copy of which is attached hereto as Exhibit D, on a quarterly basis to any rating agency currently rating the Program. The Trust hereby agrees to deliver an Officer’s Certificate, a copy of which is attached to the Pricing Instrument as Exhibit E, on a quarterly basis to any rating agency currently rating the Program.

Section 3.02 Filings. GLAIC hereby covenants to file, or cause to be filed, in a timely manner on behalf of the Trust all reports, certifications or similar filings required under the Securities Exchange Act of 1934, as amended.

ARTICLE 4

Section 4.01 No Additional Liability. Nothing in this Coordination Agreement shall impose any liability or obligation on the part of any party to this Coordination Agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Program Documents, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this Coordination Agreement.

Section 4.02 No Conflict. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Program Documents, the provisions of such Program Documents shall govern.

Section 4.03 Governing Law. This Coordination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 4.04 Severability. If any provision in this Coordination Agreement shall be invalid, illegal or unenforceable, such provision shall be deemed severable from the remaining provisions of this Coordination Agreement and shall in no way affect the validity or enforceability of such other provisions of this Coordination Agreement.

Section 4.05 Notices. All demands, notices and communications under this Coordination Agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:

To the Trust:

Genworth Global Funding Trust 2006-F

c/o The Bank of New York

101 Barclay Street, Floor 8E

New York, New York 10286

Attention: Corporate Trust Division, Dealing and Trading

Facsimile: (212) 815-2850

with a copy to:

Genworth Global Funding Trust 2006-F

c/o U.S. Bank National Association

Corporate Trust Services

209 S. LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia Child, VP

Facsimile: (312) 325-8905

To the Indenture Trustee:

JPMorgan Chase Bank, N.A.

227 W. Monroe Street, Suite 2600

Chicago, Illinois 60606

Attention: Worldwide Securities Services

Facsimile: (312) 267-5201

with a copy to:

The Bank of New York Trust Company, National Association.

227 W. Monroe Street, Suite 2600

Chicago, Illinois 60606

Attention: Global Corporate Trust Division

Facsimile: (312) 267-5201

To GLAIC:

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Treasurer

Facsimile: (804) 662-7777

with a copy to:

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, Virginia 23230

Attention: Heather Harker, Esq.

Facsimile: (804) 281-6005

To the Custodian:

SunTrust Bank

919 East Main Street

Richmond, Virginia 23219

Attention: Retirement Services

Facsimile: (804) 782-7439

or at such other address as shall be designated by any such party in a written notice to the other parties.

ARTICLE 5

Section 5.01 Pricing Instrument; Execution and Incorporation of Terms.

The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Pricing Instrument.

By executing the Pricing Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among the Trust, GLAIC, the Custodian and the Indenture Trustee.

All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Pricing Instrument or Pricing Supplement, as indicated herein.

Section 5.02 Counterparts. This Coordination Agreement, through the Pricing Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 5.03 Capitalized Terms. All capitalized terms used herein and not otherwise defined in this Coordination Agreement will have the meanings set forth in the Indenture.

[Remainder of Page Left Intentionally Blank]

SECTION E

MISCELLANEOUS AND EXECUTION PAGES

This Pricing Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Each signatory, by its execution hereof, does hereby become a party to each of the agreements or indenture identified for such party as of the date specified in such agreements or indenture.

IN WITNESS WHEREOF, the undersigned have executed this Pricing Instrument with respect to the Notes as of the date first written above.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY (in executing below agrees and becomes a party to (i) the Terms Agreement set forth in Section C herein and (ii) the Coordination Agreement set forth in Section D herein)

By:	/s/ Pamela C. Asbury
	Name:	Pamela C. Asbury
	Title:	Vice President

[Execution Page 1 of 3]

THE GENWORTH GLOBAL FUNDING TRUST DESIGNATED IN THIS PRICING INSTRUMENT (in executing below agrees and becomes a party to the Indenture set forth in Section B herein)

By: U.S. Bank National Association, not in its individual capacity but solely in its capacity as Trustee of the Trust

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

THE GENWORTH GLOBAL FUNDING TRUST DESIGNATED IN THIS PRICING INSTRUMENT (in executing below agrees and becomes a party to (i) the Terms Agreement set forth in Section C herein and (ii) the Coordination Agreement set forth in Section D herein)

By: The Bank of New York, not in its individual capacity but solely in its capacity as Trustee of the Trust

By:	/s/ Joseph A. Lloret
	Name:	Joseph A. Lloret
	Title:	Assistant Vice President

THE BANK OF NEW YORK (in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trustee

By:	/s/ Joseph A. Lloret
	Name:	Joseph A. Lloret
	Title:	Assistant Vice President

THE BANK OF NEW YORK (in executing below acknowledges and agrees to Section 5.01 of the Trust Agreement set forth in Section A herein), in its individual capacity

By:	/s/ Joseph A. Lloret
	Name:	Joseph A. Lloret
	Title:	Assistant Vice President

[Execution Page 2 of 3]

GSS HOLDINGS II, INC. (in executing below agrees and becomes a party to the Trust Agreement set forth in Section A herein), as Trust Beneficial Owner

By:	/s/ Andrew L. Stidd
	Name:	Andrew L. Stidd
	Title:	Vice President

JPMORGAN CHASE BANK, N.A. (in executing below agrees and becomes a party to the Coordination Agreement set forth in Section D herein), as Indenture Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Authorized Officer

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION (in executing below agrees and becomes a party to the Indenture set forth in Section B herein), as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

SUNTRUST BANK (in executing below agrees and becomes a party to the Coordination Agreement set forth in Section D herein), as Custodian

By:	/s/ Richard J. Owens III
	Name:	Richard J. Owens III
	Title:	AVP / Trust Officer

MORGAN STANLEY & CO. INCORPORATED (in executing below agrees and becomes a party to the Terms Agreement set forth in Section C herein)

By:	/s/ Michael Fusco
	Name:	Michael Fusco
	Title:	Executive Director

[Execution Page 3 of 3]

EXHIBIT A

Standard Trust Terms

As filed as Exhibit 4.5 to the Registration Statement on Form S-3 (File No. 333-128718), filed by Genworth Life and Annuity Insurance Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2005, as amended by Amendment No. 1, filed with the Commission on December 8, 2005.

A-1

EXHIBIT B

Standard Indenture Terms

As filed as Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-128718), filed by Genworth Life and Annuity Insurance Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2005, as amended by Amendment No. 1, filed with the Commission on December 8, 2005.

B-1

EXHIBIT C

Pricing Supplement

As filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, dated as of September 28, 2006, with respect to the Notes to be issued by the Trust.

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EXHIBIT D

Genworth Life and Annuity Insurance Company

Officer’s Certificate

The undersigned, an officer of Genworth Life and Annuity Insurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GLAIC”), does hereby certify to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of GLAIC, to the knowledge of the undersigned and after reasonable inquiry, that:

1.	each of the representations and warranties of GLAIC contained in each Expense and Indemnity Agreement entered into in connection with the Registration Statement (defined below), and each Funding Agreement issued in connection with the Program (the “Specified Agreements”) (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

2.	no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

3.	GLAIC has performed and complied with, in all material respects, all of the agreements, covenants, obligations and conditions applicable to GLAIC required by the Specified Agreements to be performed or complied with by GLAIC on or before the date hereof;

4.	the Registration Statement filed on Form S-3 (File No. 333-128718) (the “Registration Statement”) by GLAIC has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been commenced by or are pending before or contemplated by the Commission;

5.	all filings, if any, required by Rule 424 and Rule 430A under the Act have been made in a timely manner;

6.	since [●][1], the Trusts organized in connection with the program contemplated by the Registration Statement have issued the following series of Notes:

[List each series of Notes] [(collectively, the “Designated Notes”)]; and

7.	the Funding Agreements issued in connection with the Designated Notes have been executed and delivered by GLAIC in accordance with the terms and conditions of the Program Documents.

[1]	This certificate to be signed quarterly.

D-1

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the [●] day of [●] 200[●].

[Name], in [his/her] capacity as an authorized officer of Genworth Life and Annuity Insurance Company

By:
Name:
Title:

D-2

EXHIBIT E

Genworth Global Funding Trusts

Trustee Officer’s Certificate

The Bank of New York, not in its individual capacity but solely in its capacity as trustee acting on behalf of each common law trust organized under the laws of the State of Illinois (in such capacity, the “Trustee,” and each such common law trust being referred to herein as a “Trust”) in connection with the program contemplated by the Registration Statement filed on Form S-3 (File No. 333-128718) by Genworth Life and Annuity Insurance Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2005, as amended by Amendment No. 1, filed with the Commission on December 8, 2005 (the “Registration Statement”), does hereby certify to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of each Trust, to the knowledge of the Trustee without any independent investigation, that:

1.	each of the representations and warranties of each Trust contained in the Notes issued in connection with the Program, each Indenture entered into in connection with the Registration Statement and the Expense and Indemnity Agreement concerning the Trusts (the “Specified Agreements”) (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

2.	no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

3.	each Trust has performed and complied with, in all material respects, all of the agreements, covenants, obligations and conditions applicable to such Trust required by the Specified Agreements to be performed or complied with by such Trust on or before the date hereof;

4.	the Notes issued in connection with the Program have been issued, in all material respects, in accordance with the terms and conditions of the Program Documents; and

5.	each Funding Agreement has been executed and delivered by the related Trust in accordance with the terms and conditions of the Program Documents.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement. In no event shall The Bank of New York in its personal corporate capacity (or any officer of the Trustee in his or her personal capacity) have any liability for any of the certifications or statements contained in this Trustee Officer’s Certificate, such liability being solely that of each Trust.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the [●] day of [●], 200[●].

The Bank of New York, not in its individual capacity but solely in its capacity as Trustee acting on behalf of each Trust

By:
Name:
Title:

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SCHEDULE I

Terms Agreement Specifications

In connection with Section 3(a)(iv) of the Distribution Agreement, the Program under which the Notes are issued is rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”) and AA- by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Genworth Life and Annuity Insurance Company (“GLAIC”) expects that the Notes will be rated Aa3 by Moody’s and AA- by S&P. GLAIC’s financial strength rating is Aa3 by Moody’s and AA- by S&P.

In accordance with Section 2.02(b) of the Terms Agreement and in connection with the purchase of Notes from the Trust by the Agent(s) as principal, the following items will be delivered on or prior to the Settlement Date: None.

All capitalized terms used herein and not otherwise defined herein will have the meanings set forth in the Distribution Agreement.

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